Exhibit 10(a)(3)



                         1984 LONG-TERM INCENTIVE PLAN
                                      OF
                            THE QUAKER OATS COMPANY
          (As Amended and Restated Effective as of September 1, 1996)

      1. PURPOSE. This Plan is designed to promote the interests of the Company and its shareholders by providing officers and other managerial employees of the Company and its subsidiaries with additional incentive and the opportunity, through stock ownership, to increase their proprietary interest in the Company and their personal interest in its continued success and progress.

      2.    ADMINISTRATION.           The  Plan  shall  be  administered  by  a
committee (the "Committee") of directors of the Company who shall be appointed by the Company's Board of Directors (the "Board") and who shall not be eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee is authorized (a) to direct the grant of incentive stock options within the meaning of the Internal Revenue Code or other stock options, or both incentive stock options and other stock options, (b) to determine the employees to be granted options and the type or types of options to be granted to an employee, (c) to determine the option price and the number of shares subject to each option, (d) to determine the time or times at which options will be granted, (e) to determine the duration of the exercise period, (f) to determine other conditions and limitations, if any, applicable to the exercise of each option, (g) to determine the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired by any optionee upon exercise of an option, and the nature of the events, if any, and the duration of the period in which any optionee's rights in respect of shares acquired upon exercise of an option my be forfeited, and (h) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable for its administration.

      3. SURRENDER OF OPTIONS. The Committee may authorize, upon such conditions and limitations as it deems advisable, the surrender of the right to exercise all or a portion of an option heretofore or hereafter granted under the Plan and the payment in exchange therefor of an amount up to the excess of the fair market value at the time of surrender of the shares covered by the option, or portion thereof, surrendered over the aggregate option price of such shares. Such payment may be made in shares of common stock valued at fair market value or in cash or partly in cash and partly in shares of common stock as the Committee deems advisable. The shares of common stock covered by any option, or portion thereof, as to which the right to exercise shall have been so surrendered shall not again be available for purposes of the Plan. Any shares of common stock delivered upon any such surrender may be unissued shares or treasury shares, or a combination thereof, and shall not be charged against the number of shares of common stock available for purposes of the Plan.

      4. LIMITATIONS ON INCENTIVE OPTIONS. The aggregate fair market value (determined as of the time the option is granted) of the stock for which any employee may be granted incentive stock options in any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000 plus any unused limit carryover to such year. The unused limit carryover is one-half of the amount by which $100,000 exceeds the aggregate fair market value (determined as of the time the option is granted) of the stock for which an employee was granted incentive stock options in any calendar year after 1980 (determined under all plans of the Company and its parent and subsidiary corporations). The amount of the unused limit carryover which may be taken into account in any calendar year shall be the amount of such carryover for the preceding three calendar years reduced by the amount of such carryover which was used in prior calendar years.

      5. SHARES COVERED BY THE PLAN. The stock to be offered under the Plan shall be shares of authorized common stock of the Company and may be unissued shares or treasury shares, or a combination thereof, as the Committee may from time to time determine. Subject to Section 14, the maximum number of shares to be delivered upon exercise of all options granted under the Plan shall not exceed 1,300,000 shares. Except as otherwise provided in paragraph 3, shares covered by an option that remain unpurchased upon expiration or termination of the option may be used for further options.

     6.   ELIGIBILITY.   Officers and other managerial employees of the Company
and its subsidiaries shall be eligible to receive options.

      7. OPTION PRICE. The purchase price per share of stock under each option shall be not less than the Fair Market Value at the time the option is granted.

     8.   OPTION PERIOD. No option period shall exceed ten years.

     9.   EARLY TERMINATION OF OPTION.

          (a) TERMINATION OF EMPLOYMENT. All rights to exercise an option heretofore or hereafter granted terminate when the optionee's employment terminates for any reason other than his death or retirement. Transfer from the Company to a subsidiary, or vice versa, or from one subsidiary to another, shall not be deemed termination of employment. The Committee shall have the authority to determine in each case whether an authorized leave of absence or absence on military or government service shall be deemed a termination of employment for purposes of this section.

          (b) DEATH OR RETIREMENT OF OPTIONEE. If an optionee dies while an employee or retires, his option shall terminate within a period not exceeding three years following his death or retirement, as specified by the Committee, but not later than the date the option expires pursuant to its terms. The terms of options outstanding on July 11, 1990, except for those options intended to qualify as incentive stock options, may also be amended at anytime by the Committee or the Board to extend the option's duration period following an optionee's death or retirement, subject to the limitations stated in the preceding sentence. In the meantime, subject to the limitations in the option grant, it may be exercised by the optionee, the executors or

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          administrators   of   his  estate  or  by  his  legatee   or   heirs.
          "Retirement" shall mean termination of employment at age 55 or older for reasons other than death.

      10. PAYMENT FOR STOCK. Full payment for shares purchased shall be made at the time of exercising the option in whole or in part. No shares shall be issued until full payment for them has been made, and a participant shall have none of the rights of a shareholder until shares are issued to him. Payment may be made in cash or by transfer to the Company of shares of common stock of the Company valued at fair market value at the time the option is exercised, or partly in cash and partly in shares of common stock, as the Committee may authorize. The amount of such payment shall not exceed the aggregate option price of the shares purchased.

      11. NONTRANSFERABILITY. No option shall be transferable, except by the optionee's will or the laws of descent and distribution. During the optionee's lifetime, his option shall be exercisable only by him.

     12.  CANCELLATION AND PAYMENT.

      (a) Upon the occurrence of a Change in Control, options outstanding on the date on which the Change in Control occurs shall be canceled, and an immediate lump-sum cash payment shall be paid to the participant equal to the product of (1) the higher of (I) the closing price of the common stock as reported on the New York Stock Exchange Composite Index on or nearest the date of payment (or, if not listed on such exchange, on a nationally recognized exchange or quotation system on which trading volume in the common stock is highest), or (II) the highest per Share price for the common stock actually paid in connection with the Change in Control, over the per share option price of each such option held (whether or not then fully exercisable), and (2) the number of Shares covered by each such option.

      (b) If the making of payments pursuant to the foregoing (a) would subject the optionee to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, or would result in the Company's loss of a federal income tax deduction for those payments (either of these consequences is referred to individually herein as a "Tax Penalty"), then the Company shall reduce the number of options to be canceled pursuant to the foregoing resolutions to the extent necessary to avoid the imposition of such Tax Penalty, and it shall establish procedures necessary to maintain for the optionee stock options, or to the form of benefit so that such employee will be in the same financial position with respect to those options not canceled as he would have been in the ordinary course, absent a Change in Control and the continued employment of the employee; except that the foregoing shall not apply if such employee (I) is entitled to a tax reimbursement for such Tax Penalty under any other agreement, plan or program of the Company, or (II) may disclaim any portion of or all payments to be made pursuant to any other agreement, plan or program of the Company in order to avoid such Tax Penalty; with disagreement as to whether payments pursuant to the foregoing would result in the imposition of a Tax Penalty to be resolved by an opinion of counsel chosen by the employee and reasonably satisfactory to the Company.

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      13.   CHANGE IN CONTROL.  A "Change in Control" shall be deemed  to  have occurred if:

      (a) any "Person," which shall mean a "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
            Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that this paragraph (a) shall not apply to any Person who becomes such a beneficial owner of such Company securities pursuant to an agreement with the Company approved by the Board, entered into before such Person has become such a beneficial owner of Company securities representing 5% or more of the combined voting power of the Company's then outstanding voting securities;

      (b) during any period of 24 consecutive months (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with he Company to effect a transaction described in paragraph (a), (c) (2) or (d) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of the period cease for any reason to constitute at least a majority thereof;

      (c) the stockholders of the Company approve (1) a plan of complete liquidation of the Company or (2) the sale or disposition by the Company of all or substantially all of the Company's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation in subparagraphs (d) (1) or
            (d) (2); or

      (d) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than:

               (1) such a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the Company's or such surviving entity's outstanding voting securities immediately after such merger or consolidation; or

               (2) such a merger or consolidation which would result in the directors of the Company who were directors immediately prior

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               thereto  continuing to constitute at least 50% of the  directors of the surviving entity immediately after such merger or consolidation.

     In this paragraph (d), "surviving entity" shall mean only an entity in which all of the Company's stockholders immediately before such merger or consolidation become stockholders by the terms of such merger or consolidation, and the phrase "director of the Company who were directors immediately prior thereto" shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger on consolidation, or who were new directors (other than any director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c) (2), (d) (1) or (d) (2) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of such period.

     14. CHANGES IN STOCK. In the event of any change in the common stock of the Company through stock dividends, split-ups, recapitalizations, reclassifications, or otherwise, or in the event that other stock shall be substituted for the present common stock of the Company as the result of any merger, consolidation, or reorganization, then the Committee may make appropriate adjustment or substitution in the number, kind, and price of shares under the Plan and under any option.

      15.   USE  OF PROCEEDS.    The proceeds received by the Company from  the
sale of stock pursuant to the Plan will be used for general corporate purposes. Any shares of common stock received will become treasury shares.

      16. AMENDMENT AND DISCONTINUANCE. The Board may alter, suspend, or discontinue the Plan, but may not increase the maximum number of shares to be optioned in the aggregate, change the manner of determining the option price or change the class of employees eligible for options under the Plan, or, without the consent of the holder of the option, alter or impair any option previously granted under the Plan.

     17.  DURATION. No options shall be granted after December 31, 1990.

IN WITNESS WHEREOF, this Plan is executed by a duly authorized officer of the Company.


                                             THE QUAKER OATS COMPANY



October 14, 1996                             By:  /s/ Douglas J. Ralston
                                             Its Senior Vice President



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